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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-94401 and Form S-8 No. 333-43070) pertaining to the NetSolve, Incorporated 1988 Stock Option Plan and the NetSolve, Incorporated Long-term Incentive Compensation Plan of our report dated April 15, 2002, with respect to the consolidated financial statements of NetSolve, Incorporated included in the Annual Report (Form 10-K) for the year ended March 31, 2002.

                                                     /S/   ERNST & YOUNG LLP

June 6, 2002
Austin, Texas